                                                                   Exhibit 23-c



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our reports dated November 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of ArvinMeritor, Inc. for the year ended September 30, 2000 in the following Registration Statements of ArvinMeritor, Inc.:


        Form          Registration No.      Purpose
        ----          ---------------       -------

        S-8           333-49608             Meritor Automotive, Inc. Savings Plan

        S-8           333-49610             Meritor Automotive, Inc. 1997 Long-Term
                                            Incentives Plan

        S-8           333-42012             Arvin Industries, Inc. Employee Stock Benefit Plan and
                                            1988 and 1998 Employee Stock Benefit Plans

        S-8           333-42014             Arvin Industries, Inc. Savings Plan and Employee Savings
                                            Plan

        S-3           333-43110             Arvin Industries, Inc. Employee Savings
                                            Plan

        S-3           333-43112             Arvin Industries, Inc. Employee Stock Benefit Plan

        S-3           333-43116             Arvin Industries, Inc. 1998 Stock Benefit
                                            Plan

        S-3           333-43118             Arvin Industries, Inc. 1988 Stock Benefit
                                            Plan

        S-3           333-43146             Arvin Industries, Inc. Savings Plan



DELOITTE & TOUCHE LLP
Detroit, Michigan

December 21, 2000